Exhibit 5.1

MCMURDO LAW GROUP, LLC Matthew C. McMurdo | 917 318 2865 | matt@nannaronelaw.com Date: February 7, 2020	1185 Avenue of the Americas 3rd Floor New York, NY 10036

VIA ELECTRONIC TRANSMISSION

Daniels Corporate Advisory Company, Inc.

Parker Towers, 104-60, Queens Boulevard, 12th Floor

Forest Hills, New York 11375

Re: Daniels Corporate Advisory Company, Inc. Form S-8 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed by Daniels Corporate Advisory Company, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission on or about February 7, 2020, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 7,500,000 shares of the Company’s common stock, $0.001 par value per share, that are subject to issuance by the Company under the Company’s Employees, Officers, Directors, and Consultants Stock Plan for the Year 2018..

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being issued pursuant to the Registration Statement are duly authorized and will be, when so issued, legally and validly issued, and fully paid and non-assessable.

McMurdo Law Group, LLC

NEW YORK

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

MCMURDO LAW GROUP, LLC

/s/ Matthew McMurdo, Esq.
Matthew McMurdo, Esq.

McMurdo Law Group, LLC

NEW YORK